Exhibit 99.2

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. CONCHO RESOURCES INC. ONE CONCHO CENTER 600 W. ILLINOIS AVE. MIDLAND, TX 79701 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D27130-TBD KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. CONCHO RESOURCES INC. The Board of Directors recommends you vote FOR Proposals 1 and 2: For Against Abstain ! ! ! ! ! ! 1. To adopt the Agreement and Plan of Merger, dated October 18, 2020 (as it may be amended from time to time, the "Merger Agreement"), by and among Concho Resources Inc., ConocoPhillips and Falcon Merger Sub Corp. 2. To approve, by non-binding vote, certain compensation that may be paid or become payable to Concho Resources Inc.’s named executive officers that is based on, or otherwise relates to, the merger contemplated by the Merger Agreement. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com. D27131-TBD PROXY FOR SPECIAL MEETING OF STOCKHOLDERS ON JANUARY 15, 2021 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CONCHO RESOURCES INC. The undersigned hereby appoints Jack F. Harper, C. William Giraud and Brenda R. Schroer, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Concho Resources Inc. Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Special Meeting of Stockholders of the Company to be held virtually via the Internet on January 15, 2021 or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting. THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR PROPOSAL 1 AND FOR PROPOSAL 2 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. (Continued and to be marked, dated and signed, on the other side)